SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 8/31/2006
FILE NUMBER 811-2729
SERIES NO.: 7

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Institutional Class                                       $ 3,882
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Private Investment Class                                  $ 1,968
        Personal Investment Class                                 $   272
        Cash Management Class                                     $ 1,318
        Reserve Class                                             $    14
        Resource Class                                            $   671
        Corporate Class                                           $     1

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Institutional Class                                      000.0432
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Private Investment Class                                 000.0407
        Personal Investment Class                                000.0377
        Cash Management Class                                    000.0424
        Reserve Class                                            000.0345
        Resource Class                                           000.0416
        Corporate Class                                          000.0246

74U.  1 Number of shares outstanding (000's Omitted)
        Institutional Class                                        80,076
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Private Investment Class                                   89,089
        Personal Investment Class                                   6,545
        Cash Management Class                                      32,249
        Reserve Class                                                 438
        Resource Class                                             25,861
        Corporate Class                                                13